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                                                                    EXHIBIT 21-1

                        SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                    STATE OF INCORPORATION
New Jersey Natural Gas Company                                        New Jersey

NJR Service Corporation                                               New Jersey

NJR Energy Services Company                                           New Jersey

NJR Capital Services Corporation (f/k/a NJR Development Corp.)        New Jersey
 Subsidiaries:
    NJR Energy Holdings Corporation                                   New Jersey
     Subsidiary:
       NJR Energy Corp.                                               New Jersey
        Subsidiaries:
         New Jersey Natural Resources Company                         New Jersey
         NJNR Pipeline Company                                        New Jersey
         Natural Resources Compressor Company                         New Jersey
       NJR Investment Company                                         New Jersey
       Commercial Realty & Resources Corp.                            New Jersey
       Paradigm Power, Inc.                                           New Jersey
          Subsidiary:
           Lighthouse One, Inc.                                       New York

NJR Retail Holdings Corporation                                       New Jersey
 Subsidiaries:
    NJR Natural Energy Company (f/k/a New Jersey
      Natural Energy Company)                                         New Jersey
    NJR Home Services Company                                         New Jersey
    NJR Power Services Corporation                                    New Jersey


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